EXHIBIT 99.1

Upland Software Reports Third Quarter 2023 Financial Results

November 2, 2023, 04:01 PM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the third quarter 2023 and issued guidance for its fourth quarter and full year of 2023.

Third Quarter 2023 Financial Highlights

•Total revenue was $74.1 million, a decrease of 7% from $79.5 million in the third quarter of 2022.
•Subscription and support revenue was $70.0 million, a decrease of 7% from $75.1 million in the third quarter of 2022.
•GAAP net loss was $8.7 million compared to a GAAP net loss of $6.5 million in the third quarter of 2022. GAAP net loss attributable to common stockholders was $10.0 million compared to GAAP net loss attributable to common stockholders of $7.1 million in the third quarter of 2022. GAAP net loss per share attributable to common stockholders was $0.31 per share, compared to a GAAP net loss per share attributable to common stockholders of $0.22 per share in the third quarter of 2022.
•Adjusted EBITDA was $16.2 million, or 22% of total revenue, compared to $24.9 million, or 31% of total revenue, in the third quarter of 2022.
•GAAP operating cash flow was $18.3 million, compared to GAAP operating cash flow of $1.9 million in the third quarter of 2022. Free cash flow was $17.8 million, compared to free cash flow of $1.5 million in the third quarter of 2022. Operating cash flow and free cash flow significantly benefited by the liquidation of a portion of our interest rate swaps for a one-time cash benefit of $20.5 million.
•Cash on hand as of the end of the third quarter of 2023 was $239.6 million, after paying down $35 million of outstanding debt in the quarter.

"We beat our Q3 revenue and Adjusted EBITDA guidance midpoints." said Jack McDonald, Upland's chairman and chief executive officer. "We also welcomed 162 new customers to Upland in Q3, including 26 new major customers." he added. "It's still early, but we are making progress on our new growth plan and remain focused on building shareholder value over time."

Third Quarter Business Highlights

•We expanded relationships with 279 existing customers, 28 of which were major expansions. We also welcomed 162 new customers to Upland in the third quarter, including 26 new major customers.
•Qvidian was listed among notable vendors in Forrester’s Q3 2023 report, The B2B Response Management Technologies Landscape.
•Panviva, our knowledge management solution, went live on the Genesys AppFoundry® earlier this month. The AppFoundry is the industry’s largest dedicated marketplace focused on customer experience solutions.
•AccuRoute and BA Insight attended the annual legal technology event, ILTACON. Our Upland subject matter experts spoke at two sessions highlighting the implications of AI for legal teams and how intelligent search, like BA Insight's SmartHub 6.0, can enhance business process efficiency.
•RightAnswers, our enterprise knowledge management software, was included in KM World's AI100 list of companies empowering intelligent knowledge management.
•Altify announced the release of Altify Insights, its first-to-market solution designed to reduce sales cycles and increase win rates for B2B sales organizations.
•In G2’s Fall 2023 market report, Upland earned 33 badges, including a "High Performer" badge for our knowledge management solution RightAnswers, and 22 badges for our audience development solution Second Street, a result of our dedication to meeting customer needs and innovation.

Business Outlook

The following guidance reflects the significant incremental sales, marketing and product investments that Upland is making as part of its comprehensive growth plan. The following Adjusted EBITDA guidance reflects an estimated non-cash charge of $1.5 million related to our Sunset Assets.

For the quarter ending December 31, 2023, Upland expects reported total revenue to be between $69.0 and $75.0 million, including subscription and support revenue between $65.5 and $70.5 million, for a decline in total revenue of 9% at the mid-point over the quarter-ended December 31, 2022. Fourth quarter 2023 Adjusted EBITDA is expected to be between $12.6 and $15.6 million, for an Adjusted EBITDA margin of 20% at the mid-point. This Adjusted EBITDA guide at the mid-point is a decrease of 42% from the quarter-ended December 31, 2022.

For the full year ending December 31, 2023, Upland expects reported total revenue to be between $294.7 and $300.7 million, including subscription and support revenue between $278.9 and $283.9 million, for a decline in total revenue of 6% at the mid-point over the year ended December 31, 2022. Full year 2023 Adjusted EBITDA is expected to be between $63.0 and $66.0 million, for an Adjusted EBITDA margin of 22% at the mid-point. This Adjusted EBITDA guide at the midpoint is a decrease of 34% over the year ended December 31, 2022.

Conference Call Details

Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-888-800-8770 in North America or +1-646-307-1953 if outside North America, international rates apply. Attendees will need to use access code 6485253 to join the call. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.

Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software

Upland helps global businesses accelerate digital transformation with a powerful cloud software library that provides choice, flexibility, and value. Our growing library of products delivers the "last mile" plug-in processes, reporting, and job specific workflows that major cloud platforms and homegrown systems don’t provide. We focus on specific business challenges and support every corner of the organization, operating at scale and delivering quick time to value for our ~1,800 enterprise customers. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort. Additionally, we are unable to quantify the impact of foreign currency exchange fluctuations on components of our income statement beyond revenues because the information which is needed to do so is unavailable at this time without unreasonable effort.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, purchase accounting adjustments for deferred revenue and impairment of goodwill.

Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, impairment of goodwill and the related tax effect of the adjustments above.

Upland defines free cash flow as GAAP operating cash flow less purchases of property and equipment.

Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.

Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.

Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation & amortization.

Upland defines Core Organic Growth Rate as the percentage change between two reported periods in subscription and support revenue, excluding subscription and support revenue from Sunset Assets and Overage Charges. We calculate our year-over-year Core Organic Growth Rate as though all acquisitions or dispositions closed as of the end of the latest period were closed as of the first day of the prior year period presented. Core Organic Growth Rate does not represent actual organic revenue generated by our business as it stood at the beginning of the respective period.

Forward-looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “anticipate,” “believe,” “may,” “will,” “continue,” “seek,” “estimate,” “intend,” “hope,” “predict,” “could,” “should,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve or sustain profitability or predict future results; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; our ability to expand our go to market operations, including our marketing and sales organization, and successfully increase sales of our products; our ability to obtain financing in the future on acceptable terms or at all; our expectations with respect to revenue, cost of revenue and operating expenses in future periods; our expectations with regard to revenue from perpetual licenses and professional services; our ability to adapt to macroeconomic factors impacting the global economy, including foreign currency exchange risk, inflation and supply chain constraints; our ability to attract and retain customers; our ability to successfully enter new markets and manage our international expansion; our ability to comply with privacy laws and regulations; our ability to deliver high-quality customer service; our plans regarding, and our ability to effectively manage, our growth; maintaining our senior management team and key personnel; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to adapt to technological change and continue to innovate; global economic and financial market conditions and uncertainties; the growth of demand for cloud-based, digital transformation applications; our ability to integrate our applications with other software applications; maintaining and expanding our relationships with third parties; costs associated with defending intellectual property infringement and other claims; our ability to maintain, protect and enhance our brand and intellectual property; our expectations with regard to trends, such as seasonality, which affect our business; impairments to goodwill and other intangible assets; our beliefs regarding how our applications benefit customers and what our competitive strengths are; the operation, reliability and security of our third-party data centers; the risk that we did not consider another contingency included in this list; our expectations as to the payment of dividends; the potential elimination or limitation of tax incentives or tax losses and/or reductions of U.S. federal net operating losses; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

###

Investor Relations Contact:
Michael D. Hill
investor-relations@uplandsoftware.com
512-960-1031

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$69,962	$75,095	$213,370	$223,739
Perpetual license	1,494	1,684	4,317	5,320
Total product revenue	71,456	76,779	217,687	229,059
Professional services	2,665	2,770	7,987	9,433
Total revenue	74,121	79,549	225,674	238,492
Cost of revenue:
Subscription and support	20,853	23,553	66,411	69,747
Professional services and other	2,085	2,173	6,241	7,287
Total cost of revenue	22,938	25,726	72,652	77,034
Gross profit	51,183	53,823	153,022	161,458
Operating expenses:
Sales and marketing	16,860	14,361	46,904	45,285
Research and development	12,740	11,645	37,713	35,388
General and administrative	14,597	14,668	47,369	56,110
Depreciation and amortization	14,262	10,117	44,209	31,970
Acquisition-related expenses	443	3,586	2,609	18,924
Impairment of goodwill	—	—	128,755	—
Total operating expenses	58,902	54,377	307,559	187,677
Loss from operations	(7,719)	(554)	(154,537)	(26,219)
Other expense:
Interest expense, net	(2,525)	(7,354)	(13,362)	(22,870)
Other income, net	103	339	911	1,698
Total other expense	(2,422)	(7,015)	(12,451)	(21,172)
Loss before benefit from income taxes	(10,141)	(7,569)	(166,988)	(47,391)
Benefit from income taxes	1,471	1,056	3,126	1,654
Net loss	$(8,670)	$(6,513)	$(163,862)	$(45,737)
Preferred stock dividends	(1,344)	(546)	(3,988)	(546)
Net loss attributable to common stockholders	$(10,014)	$(7,059)	$(167,850)	$(46,283)
Net income (loss) per common share:
Net loss per common share, basic and diluted	$(0.31)	$(0.22)	$(5.17)	$(1.47)
Weighted-average common shares outstanding, basic and diluted	32,579,544	31,655,206	32,438,682	31,401,463

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2023	2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$239,591	$248,653
Accounts receivable, net of allowance	37,178	47,594
Deferred commissions, current	10,594	10,961
Unbilled receivables	4,112	5,313
Income tax receivable, current	4,823	542
Prepaid expenses and other current assets	10,379	8,232
Total current assets	306,677	321,295
Tax credits receivable	1,412	2,411
Property and equipment, net	2,044	1,830
Operating lease right-of-use asset	3,800	5,719
Intangible assets, net	195,717	248,851
Goodwill	348,172	477,043
Deferred commissions, noncurrent	13,129	13,794
Interest rate swap assets	20,771	41,168
Other assets	2,123	1,348
Total assets	$893,845	$1,113,459
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,060	$14,939
Accrued compensation	7,473	7,393
Accrued expenses and other current liabilities	6,947	10,644
Deferred revenue	94,701	106,465
Liabilities due to sellers of businesses	—	5,429
Operating lease liabilities, current	2,284	3,205
Current maturities of notes payable	3,103	3,136
Total current liabilities	128,568	151,211
Notes payable, less current maturities	474,370	511,847
Deferred revenue, noncurrent	4,266	4,707
Operating lease liabilities, noncurrent	3,064	4,947
Noncurrent deferred tax liability, net	17,513	18,416
Other long-term liabilities	410	1,170
Total liabilities	628,191	692,298
Series A Convertible Preferred stock	116,279	112,291
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	617,004	606,755
Accumulated other comprehensive loss	5,228	11,110
Accumulated deficit	(472,860)	(308,998)
Total stockholders’ equity	149,375	308,870
Total liabilities, convertible preferred stock and stockholders’ equity	$893,845	$1,113,459

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating activities
Net loss	$(8,670)	$(6,513)	$(163,862)	$(45,737)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,692	13,140	54,475	41,333
Change in fair value of liabilities due to sellers of businesses	—	—	—	(75)
Deferred income taxes	23	(884)	(2,651)	(3,291)
Amortization of deferred costs	3,242	3,158	9,909	9,041
Foreign currency re-measurement loss	(101)	37	(983)	40
Non-cash interest, net and other income, net	(3,232)	572	(2,080)	1,687
Non-cash stock-based compensation expense	5,360	7,527	18,192	34,023
Non-cash loss on impairment of goodwill	—	—	128,755	—
Non-cash loss on retirement of fixed assets	12	26	46	26
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	(3,044)	(3,900)	10,168	18,187
Prepaid expenses and other current assets	(3,756)	2,603	(5,405)	5,148
Other assets	17,134	(3,061)	12,259	(10,203)
Accounts payable	346	(566)	(871)	(1,464)
Accrued expenses and other liabilities	(623)	(6,102)	(4,729)	(11,256)
Deferred revenue	(6,075)	(4,159)	(12,069)	(13,321)
Net cash provided by operating activities	18,308	1,878	41,154	24,138
Investing activities
Purchase of property and equipment	(530)	(421)	(1,034)	(718)
Purchase business combinations, net of cash acquired	—	—	—	(62,356)
Net cash used in investing activities	(530)	(421)	(1,034)	(63,074)
Financing activities
Payments of debt costs	(14)	(180)	(190)	(200)
Payments on notes payable	(36,350)	(1,350)	(39,050)	(4,050)
Repurchase of shares	(3,215)	—	(3,215)	—
Issuance of Series A Convertible Preferred stock, net of issuance costs	—	110,520	—	110,520
Taxes paid related to net share settlement of equity awards	(354)	(177)	(742)	(1,159)
Issuance of common stock, net of issuance costs	1	8	2	190
Additional consideration paid to sellers of businesses	—	(5,086)	(5,550)	(8,174)
Net cash provided by (used in) financing activities	(39,932)	103,735	(48,745)	97,127
Effect of exchange rate fluctuations on cash	(811)	(1,756)	(437)	(5,629)
Change in cash and cash equivalents	(22,965)	103,436	(9,062)	52,562
Cash and cash equivalents, beginning of period	262,556	138,284	248,653	189,158
Cash and cash equivalents, end of period	$239,591	$241,720	$239,591	$241,720
Supplemental disclosures of cash flow information:
Cash paid for interest, net of interest rate swaps	$8,721	$7,330	$23,147	$21,804
Cash paid for taxes	$1,255	$747	$6,227	$3,163
Non-cash investing and financing activities:
Business combination consideration including holdbacks and earnouts	$—	$—	$—	$7,820

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(8,670)	$(6,513)	$(163,862)	$(45,737)
Add:
Depreciation and amortization expense	17,692	13,140	54,475	41,333
Interest expense, net	2,525	7,354	13,362	22,870
Other expense (income), net	(103)	(339)	(911)	(1,698)
Benefit from income taxes	(1,471)	(1,056)	(3,126)	(1,654)
Stock-based compensation expense	5,360	7,527	18,192	34,023
Acquisition-related expense	443	3,586	2,609	18,924
Non-recurring litigation costs	277	15	427	15
Purchase accounting deferred revenue discount	106	1,174	465	4,766
Impairment of goodwill	—	—	128,755	—
Adjusted EBITDA	$16,159	$24,888	$50,386	$72,842

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of net loss to non-GAAP net income:
Net loss	$(8,670)	$(6,513)	$(163,862)	$(45,737)
Add:
Stock-based compensation expense	5,360	7,527	18,192	34,023
Amortization of purchased intangibles	17,240	12,775	53,382	40,135
Amortization of debt discount	580	572	1,732	1,687
Acquisition-related expense	443	3,586	2,609	18,924
Nonrecurring litigation expense	277	15	427	15
Purchase accounting deferred revenue discount	106	1,174	465	4,766
Impairment of goodwill	—	—	128,755	—
Tax effect of adjustments above	(2,402)	(1,883)	(9,207)	(6,425)
Non-GAAP net income	$12,934	$17,253	$32,493	$47,388

Weighted average ordinary shares outstanding, basic	32,579,544	31,655,206	32,438,682	31,401,463
Weighted average ordinary shares outstanding, diluted	39,423,806	34,456,410	39,217,582	32,456,370
Non-GAAP earnings per share, basic	$0.40	$0.55	$1.00	$1.51
Non-GAAP earnings per share, diluted	$0.33	$0.50	$0.83	$1.46

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of operating cash flow to Free Cash Flow:
Net cash provided by operating activities	$18,308	$1,878	$41,154	$24,138
Less: Purchase of property and equipment	(530)	(421)	(1,034)	(718)
Free Cash Flow	$17,778	$1,457	$40,120	$23,420

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Stock-based compensation:
Cost of revenue	$246	$510	$850	$1,487
Research and development	608	701	1,911	2,107
Sales and marketing	429	612	1,563	3,584
General and administrative	4,077	5,704	13,868	26,845
Total	$5,360	$7,527	$18,192	$34,023

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Depreciation:
Cost of revenue	$1	$2	$5	$7
Operating expense	451	363	1,088	1,191
Total	$452	$365	$1,093	$1,198

Amortization:
Cost of revenue	$3,429	$3,021	$10,261	$9,356
Operating expense	13,811	9,754	43,121	30,779
Total	$17,240	$12,775	$53,382	$40,135